Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Fourth Quarter 2016 Financial Results

Atlanta - February 21, 2017 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended December 31, 2016, reporting basic earnings of $2.42 per common share, core earnings* of $0.36 per common share and book value per diluted common share** of $17.48.

Interest rates rose sharply and credit spreads tightened during the fourth quarter as risk appetite improved following the U.S. Presidential election and subsequent action taken by the Federal Reserve to raise the Federal Funds rate. While tighter credit spreads benefited the Company’s high quality credit portfolio during the quarter, the impact of higher rates on the Company’s Agency RMBS portfolio resulted in book value per diluted common share** declining by 3.3% for the quarter. "During the fourth quarter and throughout 2016 we increased our allocation to lower duration Agency RMBS, reduced leverage, and held higher levels of cash in order to reduce book value volatility and protect the future earnings stream. The reduction in risk led to lower core earnings in the fourth quarter, but positions us well to capitalize on future improvements in investment returns and improve core earnings," said Richard King, President and CEO.

The Company delivered an 11.3% economic return*** for the year ended December 31, 2016 to its shareholders.
Highlights
•	Q4 2016 net income attributable to common stockholders of $270.1 million or $2.42 basic earnings per common share or $2.15 diluted earnings per common share
•	Q4 2016 core earnings* of $39.8 million, core earnings per common share* of $0.36, and a common stock dividend of $0.40 per share
•	Q4 2016 book value per diluted common share** of $17.48 vs. $18.08 at 9/30/2016 and $17.14 at 12/31/2015
•	Economic return*** for the three months and year ended December 31, 2016 of -1.1% and 11.3%, respectively
•
Q4 2016 comprehensive loss attributable to common stockholders was ($22.7) million or ($0.20) basic comprehensive loss per common share vs. comprehensive income attributable to common stockholders of $155.8 million or $1.40 basic comprehensive income per common share for Q3 2016

•
YTD 2016 comprehensive income attributable to common stockholders was $205.7 million or $1.84 basic comprehensive income per common share vs. comprehensive loss attributable to common stockholders of ($40.4) million or ($0.33) basic comprehensive loss per common share for 2015

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
***Economic return for the quarter ended December 31, 2016 is defined as the change in book value per diluted common share from September 30, 2016 to December 31, 2016 of ($0.60); plus dividends declared of $0.40 per common share; divided by the September 30, 2016 book value per diluted common share of $18.08. Economic return for the twelve months ended December 31, 2016 is defined as the change in book value per diluted common share from December 31, 2015 to December 31, 2016 of $0.34; plus dividends declared of $1.60 per common share; divided by the December 31, 2015 book value per diluted common share of $17.14.

1

Exhibit 99.1

Key performance indicators for the quarters ended December 31, 2016 and September 30, 2016 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘16		Q3 ‘16
	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$15,462.6		$16,088.5
Average borrowed funds	13,612.5		14,222.7
Average equity	$2,088.6		$2,130.1

Total interest income	$114.6		$118.1
Total interest expense	34.4		33.3
Net interest income	80.2		84.9
Total other income (loss)	209.9		60.3
Total expenses	10.7		8.6
Net income (loss)	279.3		136.7
Net income (loss) attributable to non-controlling interest	3.5		1.7
Dividends to preferred stockholders	5.7		5.7
Net income (loss) attributable to common stockholders	$270.1		$129.2
Comprehensive income (loss) attributable to common shareholders	($22.7)		$155.8

Average earning asset yield	2.96%		2.94%
Cost of funds	1.01%		0.94%
Net interest rate margin	1.95%		2.00%
Debt-to-equity ratio	5.8	x	6.0	x
Book value per common share (diluted)**	$17.48		$18.08
Earnings (loss) per common share (basic)	$2.42		$1.16
Earnings (loss) per common share (diluted)	$2.15		$1.05
Comprehensive income (loss) attributable to common stockholders per common share (basic)	($0.20)		$1.40
Dividends declared per common share	$0.40		$0.40
Dividends declared per preferred share on Series A Preferred Stock	$0.4844		$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844		$0.4844

Non-GAAP Financial Measures*:
Core earnings	$39.8		$46.2
Core earnings per common share	$0.36		$0.41
Effective interest income	$120.5		$124.1
Effective yield	3.12%		3.09%
Effective interest expense	$64.9		$64.5
Effective cost of funds	1.91%		1.82%
Effective net interest income	$55.6		$59.6
Effective interest rate margin	1.21%		1.27%
Repurchase agreement debt-to-equity ratio	5.4	x	5.7	x

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the fourth quarter of 2016 was $270.1 million, compared to $129.2 million for the third quarter. The improvement in fourth quarter net income attributable to common stockholders was primarily due to a $230.7 million net gain on interest rate hedges versus a $35.4 million net gain in the third quarter. Book value per diluted common share as of December 31, 2016 decreased to $17.48 compared to $18.08 as of September 30, 2016 due to higher interest rates and larger declines in the value of the Company's residential mortgage-backed securities ("RMBS") versus increases in the value of the corresponding hedges.
The Company reduced its leverage to 5.8x as of December 31, 2016 and held higher levels of cash contributing to lower core earnings for the fourth quarter of 2016. During the fourth quarter, the Company generated $39.8 million in core earnings compared to $46.2 million in the third quarter. The decrease in core earnings was primarily driven by lower net interest income during the fourth quarter and a one-time reduction of management fees in the third quarter. The Company's net interest rate margin decreased from 2.00% in the third quarter to 1.95% in the fourth quarter.
For the quarter ended December 31, 2016, the Company had average earning assets of $15.5 billion, compared to $16.1 billion for the third quarter and interest income of $114.6 million for the fourth quarter compared to $118.1 million during the third quarter. During the fourth quarter, the Company primarily used proceeds from paydowns and sales of investments to purchase 15 year fixed-rate Agency RMBS and GSE CRTs and to repay debt. Average earning asset yield rose from 2.94% in the third quarter to 2.96% in the fourth quarter reflecting the change in asset mix. The Company shifted its equity allocation slightly toward residential credit assets following the December increase in the Federal Funds rate and U.S. Presidential election. As of December 31, 2016, equity was allocated 59% to residential and commercial credit assets and 41% to Agency RMBS.
For the quarter ended December 31, 2016, the Company had average borrowed funds of approximately $13.6 billion compared to $14.2 billion for the third quarter and interest expense of $34.4 million compared to $33.3 million during the third quarter. The Company's cost of funds was 1.01% and 0.94% for the fourth quarter and third quarter, respectively. The Company's total interest expense and cost of funds rose during the fourth quarter primarily due to higher market pricing of repurchase agreement borrowings in anticipation of the December increase in the Federal Funds borrowing rate. The Company's fourth quarter repurchase agreement interest expense benefited from higher amortization of net deferred gains on the Company's de-designated interest rate swaps totaling $6.2 million compared to $4.8 million in the third quarter. Amortization of net deferred gains on the Company's de-designated interest rate swaps is recorded as a reduction in repurchase agreement interest expense under U.S. GAAP. During the next 12 months, the Company estimates that $25.5 million of net deferred gains on de-designated interest rate swaps currently included in other comprehensive income will be reclassified as a reduction to repurchase agreement interest expense.
Total expenses for the fourth quarter were approximately $10.7 million compared to $8.6 million for the third quarter. Total expenses were higher in the fourth quarter primarily due to a cumulative one-time reduction of management fees in the third quarter totaling $2.3 million that related to a prior accounting adjustment for the amortization of premiums and discounts associated with non-Agency RMBS not of high credit quality. The ratio of annualized total expenses to average equity* for the fourth quarter was 2.06%. Excluding the cumulative one-time adjustment to management fees, the ratio of annualized total expenses to average equity* was 2.03% for the third quarter.
The Company declared the following dividends during the fourth quarter: a common stock dividend of $0.40 per share paid on January 26, 2017; a Series A preferred stock dividend of $0.4844 per share paid on January 25, 2017; and a Series B preferred stock dividend of $0.4844 per share that will be paid on March 27, 2017.
*The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on weighted month-end balances.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Wednesday, February 22, 2017, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 8, 2017 by calling:

866-480-3545 (North America) or 1-203-369-1549 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)
Interest Income
Mortgage-backed and credit risk transfer securities	108,871	112,467	128,049	456,444	523,893
Residential loans (1)	—	—	22,907	—	110,908
Commercial loans	5,718	5,680	3,982	22,238	15,331
Total interest income	114,589	118,147	154,938	478,682	650,132
Interest Expense
Repurchase agreements	26,048	24,892	41,348	124,000	166,892
Secured loans	2,738	2,746	1,940	10,887	6,579
Exchangeable senior notes	5,620	5,620	5,621	22,467	22,461
Asset-backed securities (1)	—	—	17,128	—	82,041
Total interest expense	34,406	33,258	66,037	157,354	277,973
Net interest income	80,183	84,889	88,901	321,328	372,159
Reduction in provision for loan losses	—	—	—	—	(213)
Net interest income after reduction in provision for loan losses	80,183	84,889	88,901	321,328	372,372
Other Income (loss)
Gain (loss) on investments, net	(23,402)	(7,155)	(29,024)	(17,542)	(18,005)
Equity in earnings of unconsolidated ventures	400	729	3,499	2,392	12,630
Gain (loss) on derivative instruments, net	230,713	35,378	68,296	(62,815)	(219,048)
Realized and unrealized credit derivative income (loss), net	3,579	31,926	(5,122)	61,143	19,782
Other investment income (loss), net	(1,385)	(554)	(574)	(5,002)	944
Total other income (loss)	209,905	60,324	37,075	(21,824)	(203,697)
Expenses
Management fee – related party	9,249	6,719	9,816	34,541	38,632
General and administrative	1,496	1,836	1,583	7,265	7,769
Consolidated securitization trusts (1)	—	—	1,675	—	8,219
Total expenses	10,745	8,555	13,074	41,806	54,620
Net income (loss)	279,343	136,658	112,902	257,698	114,055
Net income (loss) attributable to non-controlling interest	3,522	1,723	1,354	3,287	1,344
Net income (loss) attributable to Invesco Mortgage Capital Inc.	275,821	134,935	111,548	254,411	112,711
Dividends to preferred stockholders	5,716	5,716	5,716	22,864	22,864
Net income (loss) attributable to common stockholders	270,105	129,219	105,832	231,547	89,847
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	2.42	1.16	0.90	2.07	0.74
Diluted	2.15	1.05	0.83	1.98	0.74
Dividends declared per common share	0.40	0.40	0.40	1.60	1.70

(1)	The condensed consolidated statements of operations include income and expenses of consolidated variable interest entities ("VIEs"). The Company deconsolidated these VIEs in 2015.

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
In thousands	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	279,343	136,658	112,902	257,698	114,055
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(308,223)	32,015	(160,443)	(37,632)	(191,053)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	17,715	—	(3,333)	6,134	(7,484)
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(6,177)	(4,831)	15,576	5,154	66,757
Currency translation adjustments on investment in unconsolidated venture	138	(235)	—	128	(32)
Total other comprehensive income (loss)	(296,547)	26,949	(148,200)	(26,216)	(131,812)
Comprehensive income (loss)	(17,204)	163,607	(35,298)	231,482	(17,757)
Less: Comprehensive income (loss) attributable to non-controlling interest	216	(2,063)	435	(2,939)	245
Less: Dividends to preferred stockholders	(5,716)	(5,716)	(5,716)	(22,864)	(22,864)
Comprehensive income (loss) attributable to common stockholders	(22,704)	155,828	(40,579)	205,679	(40,376)

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2016	December 31, 2015
In thousands except share amounts
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $14,422,198 and $15,553,934, respectively)	14,981,331	16,065,935
Commercial loans, held-for-investment	273,355	209,062
Cash and cash equivalents	161,788	53,199
Due from counterparties	86,450	110,009
Investment related receivable	43,886	154,594
Accrued interest receivable	46,945	50,779
Derivative assets, at fair value	3,186	8,659
Other assets	109,297	115,072
Total assets	15,706,238	16,767,309
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	11,160,669	12,126,048
Secured loans	1,650,000	1,650,000
Exchangeable senior notes	397,041	394,573
Derivative liabilities, at fair value	134,228	238,148
Dividends and distributions payable	50,924	51,734
Investment related payable	9,232	167
Accrued interest payable	21,066	21,604
Collateral held payable	1,700	4,900
Accounts payable and accrued expenses	1,534	2,376
Due to affiliate	9,660	10,851
Total liabilities	13,436,054	14,500,401
Commitments and contingencies (See Note 16)
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,594,595 and 113,619,471 shares issued and outstanding, respectively	1,116	1,136
Additional paid in capital	2,379,863	2,407,372
Accumulated other comprehensive income	293,668	318,624
Retained earnings (distributions in excess of earnings)	(718,303)	(771,313)
Total stockholders’ equity	2,241,560	2,241,035
Non-controlling interest	28,624	25,873
Total equity	2,270,184	2,266,908
Total liabilities and equity	15,706,238	16,767,309

7

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income (loss) attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, earning asset yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio. Certain prior period U.S. GAAP and non-GAAP financial measures have been revised to correct immaterial errors in accounting for premiums and discounts on non-Agency RMBS not of high credit quality. For further information, see Note 17 of the Company's consolidated financial statements filed in Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and cumulative adjustments attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities, excluding securities for which the Company elected the fair value option and the valuation assigned to the debt host contract associated with its GSE CRTs, in other comprehensive income on its consolidated balance sheets.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	270,105	129,219	105,832	231,547	89,847
Adjustments:
(Gain) loss on investments, net	23,402	7,155	29,024	17,542	18,005
Realized (gain) loss on derivative instruments, net (1)	(4,279)	(1,347)	(122)	57,943	44,272
Unrealized (gain) loss on derivative instruments, net (1)	(250,774)	(60,419)	(114,143)	(99,932)	(9,597)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	2,376	(25,963)	11,502	(36,800)	6,411
(Gain) loss on foreign currency transactions, net (3)	2,180	1,340	1,345	8,187	1,875
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(6,177)	(4,831)	15,576	5,154	66,757
Subtotal	(233,272)	(84,065)	(56,818)	(47,906)	127,723
Cumulative adjustments attributable to non-controlling interest	2,942	1,060	680	653	(1,461)
Core earnings	39,775	46,214	49,694	184,294	216,109
Basic earnings (loss) per common share	2.42	1.16	0.90	2.07	0.74
Core earnings per share attributable to common stockholders (5)	0.36	0.41	0.42	1.65	1.78

(1) U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
$ in thousands
Realized gain (loss) on derivative instruments, net	4,279	1,347	122	(57,943)	(44,272)
Unrealized gain (loss) on derivative instruments, net	250,774	60,419	114,143	99,932	9,597
Contractual net interest expense	(24,340)	(26,388)	(45,969)	(104,804)	(184,373)
Gain (loss) on derivative instruments, net	230,713	35,378	68,296	(62,815)	(219,048)

(2) U.S. GAAP realized and unrealized credit derivative income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
$ in thousands
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(2,376)	25,963	(11,502)	36,800	(6,411)
GSE CRT embedded derivative coupon interest	5,955	5,963	6,379	24,343	24,822
Realized and unrealized gain (loss) on CDS contract	—	—	1	—	648
CDS premium fee income	—	—	—	—	723
Realized and unrealized credit derivative income (loss), net	3,579	31,926	(5,122)	61,143	19,782

9

Exhibit 99.1

(3) U.S. GAAP other investment income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
$ in thousands
FHLBI dividend income	795	786	771	3,185	2,819
Gain (loss) on foreign currency transactions, net	(2,180)	(1,340)	(1,345)	(8,187)	(1,875)
Other investment income (loss), net	(1,385)	(554)	(574)	(5,002)	944

(4) U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
$ in thousands
Interest expense on repurchase agreements outstanding	32,225	29,723	25,772	118,846	100,135
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,177)	(4,831)	15,576	5,154	66,757
Repurchase agreements interest expense	26,048	24,892	41,348	124,000	166,892

(5) Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

10

Exhibit 99.1

The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended December 31, 2016		Three Months Ended September 30, 2016		Three Months Ended December 31, 2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	114,589	2.96%	118,147	2.94%	154,938	3.26%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,955	0.16%	5,963	0.15%	6,379	0.13%
Effective interest income	120,544	3.12%	124,110	3.09%	161,317	3.39%

	Years Ended December 31,
	2016		2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	478,682	3.07%	650,132	3.25%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	24,343	0.15%	24,822	0.12%
Effective interest income	503,025	3.22%	674,954	3.37%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended December 31, 2016		Three Months Ended September 30, 2016		Three Months Ended December 31, 2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	34,406	1.01%	33,258	0.94%	66,037	1.56%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	6,177	0.18%	4,831	0.14%	(15,576)	(0.37)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	24,340	0.72%	26,388	0.74%	45,969	1.08%
Effective interest expense	64,923	1.91%	64,477	1.82%	96,430	2.27%

	Years Ended December 31,
	2016		2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	157,354	1.15%	277,973	1.56%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	(5,154)	(0.04)%	(66,757)	(0.37)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	104,804	0.76%	184,373	1.03%
Effective interest expense	257,004	1.87%	395,589	2.22%

11

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended December 31, 2016		Three Months Ended September 30, 2016		Three Months Ended December 31, 2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	80,183	1.95%	84,889	2.00%	88,901	1.70%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,177)	(0.18)%	(4,831)	(0.14)%	15,576	0.37%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,955	0.16%	5,963	0.15%	6,379	0.13%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(24,340)	(0.72)%	(26,388)	(0.74)%	(45,969)	(1.08)%
Effective net interest income	55,621	1.21%	59,633	1.27%	64,887	1.12%

	Years Ended December 31,
	2016		2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	321,328	1.92%	372,159	1.69%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	5,154	0.04%	66,757	0.37%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	24,343	0.15%	24,822	0.12%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(104,804)	(0.76)%	(184,373)	(1.03)%
Effective net interest income	246,021	1.35%	279,365	1.15%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of December 31, 2016 and September 30, 2016. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
December 31, 2016

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	9,665,860	2,763,751	2,858,376	—	15,287,987
Cash and cash equivalents (3)	76,067	49,582	36,139	—	161,788
Derivative assets, at fair value (4)	3,085	—	101	—	3,186
Other assets	179,931	9,381	63,465	500	253,277
Total assets	9,924,943	2,822,714	2,958,081	500	15,706,238

Repurchase agreements	8,148,220	2,067,731	944,718	—	11,160,669
Secured loans (5)	500,150	—	1,149,850	—	1,650,000
Exchangeable senior notes	—	—	—	397,041	397,041
Derivative liabilities, at fair value	133,832	—	396	—	134,228
Other liabilities	52,047	21,389	14,791	5,889	94,116
Total liabilities	8,834,249	2,089,120	2,109,755	402,930	13,436,054

Total equity (allocated)	1,090,694	733,594	848,326	(402,430)	2,270,184
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(306,656)	402,430	95,774
Collateral pledged against secured loans	(585,504)	—	(1,346,078)	—	(1,931,582)
Secured loans	500,150	—	1,149,850	—	1,650,000
Equity related to repurchase agreement debt	1,005,340	733,594	345,442	—	2,084,376
Debt-to-equity ratio (7)	7.9	2.8	2.5	NA	5.8
Repurchase agreement debt-to-equity ratio (8)	8.1	2.8	2.7	NA	5.4

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

September 30, 2016

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes	Total
Investments	10,653,615	2,752,173	2,974,343	—	16,380,131
Cash and cash equivalents (3)	23,907	13,164	10,211	—	47,282
Derivative assets, at fair value (4)	—	—	505	—	505
Other assets	413,516	7,404	65,326	—	486,246
Total assets	11,091,038	2,772,741	3,050,385	—	16,914,164

Repurchase agreements	9,002,003	2,061,035	997,464	—	12,060,502
Secured loans (5)	461,908	—	1,188,092	—	1,650,000
Exchangeable senior notes	—	—	—	396,420	396,420
Derivative liabilities, at fair value	382,237	—	84	—	382,321
Other liabilities	51,625	19,577	14,534	889	86,625
Total liabilities	9,897,773	2,080,612	2,200,174	397,309	14,575,868

Total equity (allocated)	1,193,265	692,129	850,211	(397,309)	2,338,296
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(306,054)	397,309	91,255
Collateral pledged against secured loans	(554,125)	—	(1,425,287)	—	(1,979,412)
Secured loans	461,908	—	1,188,092	—	1,650,000
Equity related to repurchase agreement debt	1,101,048	692,129	306,962	—	2,100,139
Debt-to-equity ratio (7)	7.9	3.0	2.6	NA	6.0
Repurchase agreement debt-to-equity ratio (8)	8.2	3.0	3.2	NA	5.7

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures and exchangeable senior notes.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the following periods.

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,	Years Ended December 31,
$ in thousands	2016	2016	2015	2016	2015
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	3,654,738	3,409,739	1,625,689	2,722,301	1,698,573
30 year fixed-rate, at amortized cost	3,234,641	3,613,116	4,269,697	3,646,480	4,368,662
ARM, at amortized cost	310,835	332,801	429,087	353,937	446,714
Hybrid ARM, at amortized cost	2,523,691	2,703,529	3,330,564	2,800,812	3,219,463
Agency - CMO, at amortized cost	351,746	362,825	395,197	375,888	423,409
Non-Agency RMBS, at amortized cost	1,940,551	2,079,681	2,438,278	2,167,679	2,660,689
GSE CRT, at amortized cost	676,232	612,531	680,350	650,189	665,471
CMBS, at amortized cost	2,498,012	2,532,667	3,030,482	2,582,003	3,173,737
U.S. Treasury securities, at amortized cost	—	169,041	—	45,375	—
Residential loans, at amortized cost	—	—	2,602,506	—	3,198,666
Commercial loans, at amortized cost	272,190	272,614	182,829	265,708	166,150
Average earning assets	15,462,636	16,088,544	18,984,679	15,610,372	20,021,534
Average Earning Asset Yields (1):
Agency RMBS:
15 year fixed-rate	1.99%	1.86%	2.40%	1.98%	2.23%
30 year fixed-rate	2.57%	2.55%	2.82%	2.72%	2.80%
ARM	2.16%	2.18%	2.26%	2.28%	2.30%
Hybrid ARM	2.02%	2.06%	2.22%	2.12%	2.13%
Agency - CMO	2.07%	2.42%	3.42%	2.47%	3.16%
Non-Agency RMBS	5.22%	5.06%	4.90%	4.97%	4.85%
GSE CRT (2)	1.24%	0.98%	0.62%	0.98%	0.54%
CMBS	4.17%	4.28%	4.35%	4.30%	4.37%
U.S. Treasury securities	—%	1.09%	—%	1.15%	—%
Residential loans	—%	—%	3.52%	—%	3.47%
Commercial loans	8.33%	8.27%	8.16%	8.35%	8.36%
Average earning asset yield	2.96%	2.94%	3.26%	3.07%	3.25%
Average Borrowings*:
Agency RMBS (3)	9,018,802	9,334,305	9,101,071	8,872,694	9,118,307
Non-Agency RMBS	1,566,717	1,681,136	2,184,489	1,750,730	2,439,849
GSE CRT	485,692	428,798	485,989	459,738	484,414
CMBS (3)	2,144,486	2,213,541	2,514,693	2,176,963	2,632,338
U.S. Treasury securities	—	168,689	—	54,882	—
Exchangeable senior notes	396,834	396,213	394,366	395,910	393,440
Asset-backed securities issued by securitization trusts	—	—	2,260,565	—	2,774,833
Total borrowed funds	13,612,531	14,222,682	16,941,173	13,710,917	17,843,181
Maximum borrowings during the period (4)	14,023,429	14,381,178	17,945,795	14,381,178	18,416,608

15

Exhibit 99.1

Average Cost of Funds (5):
Agency RMBS (3)	0.80%	0.67%	0.45%	0.69%	0.39%
Non-Agency RMBS	2.03%	1.94%	1.65%	1.90%	1.58%
GSE CRT	2.15%	2.16%	1.83%	2.14%	1.73%
CMBS (3)	1.18%	1.14%	0.98%	1.14%	0.93%
U.S. Treasury securities	—%	0.26%	—%	0.25%	—%
Exchangeable senior notes	5.66%	5.67%	5.70%	5.67%	5.71%
Asset-backed securities issued by securitization trusts	—%	—%	3.03%	—%	2.96%
Cost of funds	1.01%	0.94%	1.56%	1.15%	1.56%
Interest rate swaps average fixed pay rate (6)	2.12%	2.13%	2.06%	2.11%	2.05%
Interest rate swaps average floating receive rate (7)	(0.66)%	(0.56)%	(0.24)%	(0.53)%	(0.20)%
Effective cost of funds (non-GAAP measure) (8)	1.91%	1.82%	2.27%	1.87%	2.22%
Average Equity (9):	2,088,628	2,130,097	2,128,074	2,046,710	2,331,796
Average debt-to-equity ratio (average during period)	6.5x	6.7x	8.0	x	6.7x	7.7	x
Debt-to-equity ratio (as of period end)	5.8x	6.0x	6.3	x	5.8x	6.3	x

*	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(1)
Average earning asset yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)
GSE CRT average earning asset yield excludes coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

(3)	Agency RMBS and CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(4)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(5)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(6)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(7)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swap.

(8)	For a reconciliation of cost of funds to effective cost of funds, see "Non-GAAP Financial Measures."

(9)	Average equity is calculated based on weighted month-end balances.

16